Exhibit 99.01

Valero Energy Reports Third Quarter 2018 Results

•	Reported net income attributable to Valero stockholders of $856 million, or $2.01 per share.

•	Invested $604 million of capital in the third quarter.

•	Approved the construction of a new coker at the Port Arthur refinery.

•	Announced merger with Valero Energy Partners LP (NYSE: VLP, the “Partnership”).

•	Returned $775 million in cash to stockholders through dividends and stock buybacks.

SAN ANTONIO, October 25, 2018 – Valero Energy Corporation (NYSE: VLO, “Valero”) today reported net income attributable to Valero stockholders of $856 million, or $2.01 per share, for the third quarter of 2018 compared to $841 million, or $1.91 per share, for the third quarter of 2017.

“We operated well in the third quarter and delivered solid financial performance,” said Joe Gorder, Valero Chairman, President and Chief Executive Officer. “We continued to capture benefits from our investments in crude oil logistics and light crude processing. We also continued to deliver on our commitments to grow the earnings capability of the company through acquisitions and growth investments while delivering returns to our stockholders.”

Refining
The refining segment reported $1.3 billion of operating income for the third quarter of 2018 compared to $1.4 billion for the third quarter of 2017. The $90 million decrease is mainly due to lower gasoline and secondary products margins.

Refinery throughput capacity utilization was 99 percent, with throughput volumes averaging 3.1 million barrels per day in the third quarter of 2018. This compares to 2.9 million barrels per day in the third quarter of 2017, during which five of our refineries were impacted by Hurricane Harvey. The company exported a total of 421,000 barrels per day of gasoline and distillate during the third quarter of 2018.

Biofuel blending costs were $94 million in the third quarter of 2018, which is $136 million less than in the third quarter of 2017, mainly due to lower Renewable Identification Number (RIN) prices.

Ethanol
The ethanol segment reported $21 million of operating income for the third quarter of 2018 compared to $82 million for the third quarter of 2017. The decrease in operating income is attributed primarily to lower ethanol prices. Ethanol production volumes of 4 million gallons per day were in line with the third quarter of 2017.

VLP
The VLP segment, which is composed of Valero Energy Partners LP, the company’s majority-owned midstream master limited partnership, reported $90 million of operating income for the third quarter of 2018 compared to $69 million for the third quarter of 2017. The $21 million increase is mostly driven by contributions from the Port Arthur terminal assets and Parkway Pipeline, which the Partnership acquired from Valero in November 2017. These assets were formerly a part of the refining segment.

Corporate and Other
General and administrative expenses were $209 million in the third quarter of 2018 compared to $225 million in the third quarter of 2017. The effective tax rate was 24 percent for the third quarter of 2018.

Investing and Financing Activities
Capital investments in the third quarter of 2018 totaled $604 million. Included in this amount is $435 million associated with sustaining the business, such as turnaround, catalyst, and regulatory compliance expenditures, with the balance for growth.

Valero returned $775 million to stockholders in the third quarter, of which $341 million was paid as dividends and the balance was used to purchase 3.8 million shares of its common stock.

Net cash provided by operating activities in the third quarter was $496 million. Included in this amount is a $729 million use of cash to fund working capital. Excluding working capital, adjusted net cash provided by operating activities was $1.2 billion.

The company continues to target a total payout ratio between 40 and 50 percent of adjusted net cash provided by operating activities for 2018. Valero defines total payout ratio as the sum of dividends and stock buybacks divided by adjusted net cash provided by operating activities.

Liquidity and Financial Position
Valero ended the third quarter of 2018 with $9.1 billion of total debt and $3.6 billion of cash and cash equivalents. The debt to capital ratio, net of $2.0 billion in cash, was 24 percent.

Strategic Update
The expansion of the Diamond Green Diesel plant to 16,500 barrels per day of renewable diesel production capacity was completed in August 2018 and is running well. Development continues on a project to further expand the facility’s production capacity to a total of 44,000 barrels per day, with a final investment decision expected before year-end.

In September, Valero’s Board of Directors approved a project to construct a 55,000 barrel per day coker and a sulfur recovery unit at the Port Arthur refinery for a total cost of $975 million. When completed in 2022, the refinery is expected to benefit from improved turnaround efficiency, reduced feedstock costs, and increased crude oil throughput capacity.

“We’re excited that the coker project is moving forward,” commented Gorder. “The additional coker capacity will create two independent process trains and improve the Port Arthur refinery’s turnaround efficiency.”

In October, the company entered into an agreement to acquire three ethanol plants from Green Plains Renewable Energy with a total nameplate capacity of 280 million gallons per year at a cost of $300 million plus working capital estimated at $28 million. The plants are strategically located in the U.S. corn belt and utilize the same process technologies as Valero’s existing facilities, enabling the capture of commercial and operational synergies and the transfer of best practices. This transaction is expected to close in the fourth quarter of 2018.

Also in October, Valero and the Partnership announced the execution of a merger agreement under which Valero plans to acquire all of the Partnership’s outstanding publicly held common units at a price of $42.25 per common unit in cash. This transaction is expected to be immediately accretive and to close as soon as possible following the satisfaction of certain customary closing conditions.

Construction continues on schedule for the Houston and St. Charles alkylation units, the Central Texas pipelines and terminals, the Pasadena products terminal, and the Pembroke cogeneration plant, with startups expected in 2019 and 2020.

Capital investment plans of $2.7 billion for 2018, of which $1.0 billion is for growth projects and $1.7 billion is for sustaining the business, remain unchanged.

Conference Call
Valero’s senior management will hold a conference call at 10 a.m. ET today to discuss this earnings release and to provide an update on operations and strategy.

About Valero
Valero Energy Corporation, through its subsidiaries, is an international manufacturer and marketer of transportation fuels and other petrochemical products. Valero, a Fortune 50 company based in San Antonio, Texas, with approximately 10,000 employees, is an independent petroleum refiner and ethanol producer, and its assets include 15 petroleum refineries with a combined throughput capacity of approximately 3.1 million barrels per day and 11 ethanol plants with a combined production capacity of 1.45 billion gallons per year. The petroleum refineries are located in the United States (“U.S.”), Canada, and the United Kingdom (“U.K.”), and the ethanol plants are located in the Mid-Continent region of the U.S. In addition, Valero owns the 2 percent general partner interest and a majority limited partner interest in the Partnership, a midstream master limited partnership. Valero sells its products in both the wholesale rack and bulk markets, and approximately 7,400 outlets carry Valero’s brand names in the U.S., Canada, the U.K., and Ireland. Please visit www.valero.com for more information.

Valero Contacts
Investors:
John Locke, Vice President – Investor Relations, 210-345-3077
Karen Ngo, Senior Manager – Investor Relations, 210-345-4574
Tom Mahrer, Manager – Investor Relations, 210-345-1953

Media:
Lillian Riojas, Executive Director – Media Relations and Communications, 210-345-5002

Safe-Harbor Statement
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” “intend,” “target,” “will,” “plans,” and other similar expressions identify forward-looking statements. The forward-looking statements contained herein include statements related to the proposed merger with the Partnership as described above. It is important to note that actual results could differ materially from those projected in such forward-looking statements based on numerous factors, including those outside of the company’s control, such as delays in construction timing, other factors and, with respect to the proposed merger, include, but are not limited to, failure of closing conditions, delays in the consummation of the proposed merger and changes to business plans, as circumstances warrant. These factors may influence Valero’s and/or the Partnership’s ability to consummate the proposed merger on the expected time frame or at all. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K, quarterly reports on Form 10-Q and our other reports filed with the SEC and on Valero’s website at www.valero.com, and VLP’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC and on VLP’s website at www.valeroenergypartners.com.

Important Information About the Proposed Merger
Valero has filed with the SEC a Current Report on Form 8-K, which contains, among other things, a copy of the merger agreement and the support agreement for the proposed merger with the Partnership. VLO’s stockholders may obtain, without charge, a copy of VLO’s Form 8-K announcing the execution of the merger agreement and the support agreement, and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. VLO’s stockholders will also be able to obtain, without charge, a copy of VLO’s Form 8-K announcing the execution of the merger agreement and the support agreement, and other documents relating to the proposed merger (when available) at www.valero.com.

Use of Non-GAAP Financial Information
This earnings release and the accompanying earnings release tables include references to financial measures that are not defined under U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include adjusted net income attributable to Valero stockholders, adjusted earnings per common share – assuming dilution, adjusted refining operating income, refining margin, ethanol margin, adjusted VLP operating income, and adjusted net cash provided by operating activities. We have included these non-GAAP financial measures to help facilitate the comparison of operating results between periods. See the accompanying earnings release tables for a reconciliation of non-GAAP measures to their most directly comparable U.S. GAAP measures. In note (g) to the earnings release tables, we disclose the reasons why we believe our use of these non-GAAP financial measures provides useful information.

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Statement of income data
Revenues	$30,849	$23,562	$88,303	$67,588
Cost of sales:
Cost of materials and other (a)	27,701	20,329	79,317	59,366
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	1,193	1,135	3,439	3,370
Depreciation and amortization expense	504	484	1,499	1,457
Total cost of sales	29,398	21,948	84,255	64,193
Other operating expenses (c)	10	44	41	44
General and administrative expenses (excluding depreciation and amortization expense reflected below) (b) (d)	209	225	695	592
Depreciation and amortization expense	13	13	39	39
Operating income	1,219	1,332	3,273	2,720
Other income, net (b) (e)	42	23	88	76
Interest and debt expense, net of capitalized interest	(111)	(114)	(356)	(354)
Income before income tax expense	1,150	1,241	3,005	2,442
Income tax expense (f)	276	378	674	686
Net income	874	863	2,331	1,756
Less: Net income attributable to noncontrolling interests (a)	18	22	161	62
Net income attributable to Valero Energy Corporation stockholders	$856	$841	$2,170	$1,694

Earnings per common share	$2.01	$1.91	$5.05	$3.80
Weighted-average common shares outstanding (in millions)	425	439	428	444

Earnings per common share – assuming dilution	$2.01	$1.91	$5.05	$3.80
Weighted-average common shares outstanding – assuming dilution (in millions)	427	441	430	446

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 1

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Ethanol	VLP	Corporate and Eliminations	Total
Three months ended September 30, 2018
Revenues:
Revenues from external customers	$29,984	$864	$—	$1	$30,849
Intersegment revenues	5	68	140	(213)	—
Total revenues	29,989	932	140	(212)	30,849
Cost of sales:
Cost of materials and other	27,137	776	—	(212)	27,701
Operating expenses (excluding depreciation and amortization expense reflected below)	1,047	116	31	(1)	1,193
Depreciation and amortization expense	466	19	19	—	504
Total cost of sales	28,650	911	50	(213)	29,398
Other operating expenses (c)	10	—	—	—	10
General and administrative expenses (excluding depreciation and amortization expense reflected below)	—	—	—	209	209
Depreciation and amortization expense	—	—	—	13	13
Operating income by segment	$1,329	$21	$90	$(221)	$1,219

Three months ended September 30, 2017
Revenues:
Revenues from external customers	$22,728	$834	$—	$—	$23,562
Intersegment revenues	1	48	110	(159)	—
Total revenues	22,729	882	110	(159)	23,562
Cost of sales:
Cost of materials and other	19,818	669	—	(158)	20,329
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	996	114	26	(1)	1,135
Depreciation and amortization expense	455	17	12	—	484
Total cost of sales	21,269	800	38	(159)	21,948
Other operating expenses (c)	41	—	3	—	44
General and administrative expenses (excluding depreciation and amortization expense reflected below) (b)	—	—	—	225	225
Depreciation and amortization expense	—	—	—	13	13
Operating income by segment	$1,419	$82	$69	$(238)	$1,332

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 2

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
FINANCIAL HIGHLIGHTS BY SEGMENT
(millions of dollars)
(unaudited)

	Refining	Ethanol	VLP	Corporate and Eliminations	Total
Nine months ended September 30, 2018
Revenues:
Revenues from external customers	$85,675	$2,625	$—	$3	$88,303
Intersegment revenues	10	156	407	(573)	—
Total revenues	85,685	2,781	407	(570)	88,303
Cost of sales:
Cost of materials and other (a)	77,608	2,279	—	(570)	79,317
Operating expenses (excluding depreciation and amortization expense reflected below)	3,013	336	93	(3)	3,439
Depreciation and amortization expense	1,385	57	57	—	1,499
Total cost of sales	82,006	2,672	150	(573)	84,255
Other operating expenses (c)	41	—	—	—	41
General and administrative expenses (excluding depreciation and amortization expense reflected below) (d)	—	—	—	695	695
Depreciation and amortization expense	—	—	—	39	39
Operating income by segment	$3,638	$109	$257	$(731)	$3,273

Nine months ended September 30, 2017
Revenues:
Revenues from external customers	$65,030	$2,558	$—	$—	$67,588
Intersegment revenues	1	136	326	(463)	—
Total revenues	65,031	2,694	326	(463)	67,588
Cost of sales:
Cost of materials and other	57,662	2,166	—	(462)	59,366
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	2,966	330	75	(1)	3,370
Depreciation and amortization expense	1,358	63	36	—	1,457
Total cost of sales	61,986	2,559	111	(463)	64,193
Other operating expenses (c)	41	—	3	—	44
General and administrative expenses (excluding depreciation and amortization expense reflected below) (b)	—	—	—	592	592
Depreciation and amortization expense	—	—	—	39	39
Operating income by segment	$3,004	$135	$212	$(631)	$2,720

See Operating Highlights by Segment beginning on Table Page 8.
See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 3

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of net income attributable to Valero Energy Corporation stockholders to adjusted net income attributable to Valero Energy Corporation stockholders
Net income attributable to Valero Energy Corporation stockholders	$856	$841	$2,170	$1,694
Exclude adjustments:
Blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	—	90	—
Income tax expense related to the blender’s tax credit	—	—	(11)	—
Blender’s tax credit attributable to Valero Energy Corporation stockholders, net of taxes	—	—	79	—
Texas City Refinery fire expenses	—	—	(14)	—
Income tax benefit related to Texas City Refinery fire expenses	—	—	3	—
Texas City Refinery fire expenses, net of taxes	—	—	(11)	—
Environmental reserve adjustments (d)	—	—	(108)	—
Income tax benefit related to the environmental reserve adjustments	—	—	24	—
Environmental reserve adjustments, net of taxes	—	—	(84)	—
Loss on early redemption of debt (e)	—	—	(38)	—
Income tax benefit related to the loss on early redemption of debt	—	—	9	—
Loss on early redemption of debt, net of taxes	—	—	(29)	—
Total adjustments	—	—	(45)	—
Adjusted net income attributable to Valero Energy Corporation stockholders	$856	$841	$2,215	$1,694

Reconciliation of earnings per common share – assuming dilution to adjusted earnings per common share – assuming dilution
Earnings per common share – assuming dilution	$2.01	$1.91	$5.05	$3.80
Exclude adjustments:
Blender’s tax credit attributable to Valero Energy Corporation stockholders (a)	—	—	0.18	—
Texas City Refinery fire expenses	—	—	(0.03)	—
Environmental reserve adjustments (d)	—	—	(0.19)	—
Loss on early redemption of debt (e)	—	—	(0.07)	—
Total adjustments	—	—	(0.11)	—
Adjusted earnings per common share – assuming dilution	$2.01	$1.91	$5.16	$3.80

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 4

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of operating income by segment to segment margin, and reconciliation of operating income by segment to adjusted operating income by segment
Refining segment
Refining operating income	$1,329	$1,419	$3,638	$3,004
Exclude:
Blender’s tax credit (a)	—	—	170	—
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	(1,047)	(996)	(3,013)	(2,966)
Depreciation and amortization expense	(466)	(455)	(1,385)	(1,358)
Other operating expenses (c)	(10)	(41)	(41)	(41)
Refining margin	$2,852	$2,911	$7,907	$7,369

Refining operating income	$1,329	$1,419	$3,638	$3,004
Exclude:
Blender’s tax credit (a)	—	—	170	—
Other operating expenses (c)	(10)	(41)	(41)	(41)
Adjusted refining operating income	$1,339	$1,460	$3,509	$3,045

Ethanol segment
Ethanol operating income	$21	$82	$109	$135
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below)	(116)	(114)	(336)	(330)
Depreciation and amortization expense	(19)	(17)	(57)	(63)
Ethanol margin	$156	$213	$502	$528

VLP segment
VLP operating income	$90	$69	$257	$212
Exclude: Other operating expenses (c)	—	(3)	—	(3)
Adjusted VLP operating income	$90	$72	$257	$215

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 5

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of refining segment operating income to refining margin (by region), and reconciliation of refining segment operating income to adjusted refining segment operating income (by region) (h)
U.S. Gulf Coast region
Refining operating income	$591	$602	$1,856	$1,445
Exclude:
Blender’s tax credit (a)	—	—	167	—
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	(579)	(564)	(1,687)	(1,715)
Depreciation and amortization expense	(287)	(281)	(839)	(839)
Other operating expenses (c)	(9)	(41)	(39)	(41)
Refining margin	$1,466	$1,488	$4,254	$4,040

Refining operating income	$591	$602	$1,856	$1,445
Exclude:
Blender’s tax credit (a)	—	—	167	—
Other operating expenses (c)	(9)	(41)	(39)	(41)
Adjusted refining operating income	$600	$643	$1,728	$1,486

U.S. Mid-Continent region
Refining operating income	$418	$359	$1,008	$641
Exclude:
Blender’s tax credit (a)	—	—	2	—
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	(149)	(146)	(447)	(442)
Depreciation and amortization expense	(68)	(64)	(201)	(196)
Refining margin	$635	$569	$1,654	$1,279

Refining operating income	$418	$359	$1,008	$641
Exclude: blender’s tax credit (a)	—	—	2	—
Adjusted refining operating income	$418	$359	$1,006	$641

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 6

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
RECONCILIATION OF NON-GAAP MEASURES TO MOST COMPARABLE AMOUNTS
REPORTED UNDER U.S. GAAP (g)
(millions of dollars)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of refining segment operating income to
refining margin (by region), and reconciliation of
refining segment operating income to adjusted refining
segment operating income (by region) (h) (continued)

North Atlantic region
Refining operating income	$322	$327	$620	$785
Exclude:
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	(149)	(138)	(432)	(379)
Depreciation and amortization expense	(52)	(53)	(167)	(150)
Refining margin	$523	$518	$1,219	$1,314

U.S. West Coast region
Refining operating income (loss)	$(2)	$131	$154	$133
Exclude:
Blender’s tax credit (a)	—	—	1	—
Operating expenses (excluding depreciation and amortization expense reflected below) (b)	(170)	(148)	(447)	(430)
Depreciation and amortization expense	(59)	(57)	(178)	(173)
Other operating expenses (c)	(1)	—	(2)	—
Refining margin	$228	$336	$780	$736

Refining operating income (loss)	$(2)	$131	$154	$133
Exclude:
Blender’s tax credit (a)	—	—	1	—
Other operating expenses (c)	(1)	—	(2)	—
Adjusted refining operating income (loss)	$(1)	$131	$155	$133

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 7

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Throughput volumes (thousand barrels per day)
Feedstocks:
Heavy sour crude oil	466	446	476	470
Medium/light sour crude oil	424	420	422	461
Sweet crude oil	1,527	1,348	1,392	1,301
Residuals	244	215	233	226
Other feedstocks	144	147	128	146
Total feedstocks	2,805	2,576	2,651	2,604
Blendstocks and other	295	317	326	313
Total throughput volumes	3,100	2,893	2,977	2,917

Yields (thousand barrels per day)
Gasolines and blendstocks	1,478	1,401	1,429	1,406
Distillates	1,201	1,108	1,135	1,122
Other products (i)	460	420	451	426
Total yields	3,139	2,929	3,015	2,954

Operating statistics (g) (j)
Refining margin (from Table Page 5)	$2,852	$2,911	$7,907	$7,369
Adjusted refining operating income (from Table Page 5)	$1,339	$1,460	$3,509	$3,045
Throughput volumes (thousand barrels per day)	3,100	2,893	2,977	2,917

Refining margin per barrel of throughput	$10.00	$10.94	$9.73	$9.26
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (b)	3.67	3.75	3.71	3.73
Depreciation and amortization expense per barrel of throughput	1.64	1.71	1.70	1.71
Adjusted refining operating income per barrel of throughput	$4.69	$5.48	$4.32	$3.82

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 8

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
ETHANOL SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per gallon amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating statistics (g) (j)
Ethanol margin (from Table Page 5)	$156	$213	$502	$528
Ethanol operating income (from Table Page 5)	$21	$82	$109	$135
Production volumes (thousand gallons per day)	4,069	4,032	4,061	3,949

Ethanol margin per gallon of production	$0.42	$0.57	$0.45	$0.49
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per gallon of production	0.31	0.30	0.30	0.31
Depreciation and amortization expense per gallon of production	0.05	0.05	0.05	0.05
Ethanol operating income per gallon of production	$0.06	$0.22	$0.10	$0.13

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 9

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
VLP SEGMENT OPERATING HIGHLIGHTS
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating statistics (j)
Pipeline transportation revenue	$31	$23	$93	$71
Terminaling revenue	107	86	309	253
Storage and other revenue	2	1	5	2
Total VLP revenues	$140	$110	$407	$326

Pipeline transportation throughput (thousand barrels per day)	1,141	859	1,079	941
Pipeline transportation revenue per barrel of throughput	$0.30	$0.29	$0.32	$0.28

Terminaling throughput (thousand barrels per day)	3,767	2,694	3,576	2,760
Terminaling revenue per barrel of throughput	$0.31	$0.34	$0.32	$0.34

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 10

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating statistics by region (h)
U.S. Gulf Coast region (g) (j)
Refining margin (from Table Page 6)	$1,466	$1,488	$4,254	$4,040
Adjusted refining operating income (from Table Page 6)	$600	$643	$1,728	$1,486
Throughput volumes (thousand barrels per day)	1,834	1,657	1,764	1,713

Refining margin per barrel of throughput	$8.69	$9.76	$8.84	$8.64
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (b)	3.43	3.71	3.50	3.66
Depreciation and amortization expense per barrel of throughput	1.71	1.84	1.75	1.80
Adjusted refining operating income per barrel of throughput	$3.55	$4.21	$3.59	$3.18

U.S. Mid-Continent region (g) (j)
Refining margin (from Table Page 6)	$635	$569	$1,654	$1,279
Adjusted refining operating income (from Table Page 6)	$418	$359	$1,006	$641
Throughput volumes (thousand barrels per day)	459	465	471	464

Refining margin per barrel of throughput	$15.04	$13.31	$12.86	$10.10
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (b)	3.53	3.42	3.47	3.49
Depreciation and amortization expense per barrel of throughput	1.61	1.48	1.57	1.54
Adjusted refining operating income per barrel of throughput	$9.90	$8.41	$7.82	$5.07

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 11

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
REFINING SEGMENT OPERATING HIGHLIGHTS BY REGION
(millions of dollars, except per barrel amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating statistics by region (h) (continued)
North Atlantic region (g) (j)
Refining margin (from Table Page 7)	$523	$518	$1,219	$1,314
Refining operating income (from Table Page 7)	$322	$327	$620	$785
Throughput volumes (thousand barrels per day)	509	489	455	490

Refining margin per barrel of throughput	$11.17	$11.51	$9.81	$9.83
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (b)	3.18	3.06	3.48	2.84
Depreciation and amortization expense per barrel of throughput	1.12	1.17	1.34	1.12
Refining operating income per barrel of throughput	$6.87	$7.28	$4.99	$5.87

U.S. West Coast region (g) (j)
Refining margin (from Table Page 7)	$228	$336	$780	$736
Adjusted refining operating income (loss) (from Table Page 7)	$(1)	$131	$155	$133
Throughput volumes (thousand barrels per day)	298	282	287	250

Refining margin per barrel of throughput	$8.33	$12.97	$9.94	$10.80
Less:
Operating expenses (excluding depreciation and amortization expense reflected below) per barrel of throughput (b)	6.22	5.72	5.70	6.32
Depreciation and amortization expense per barrel of throughput	2.15	2.22	2.27	2.53
Adjusted refining operating income (loss) per barrel of throughput	$(0.04)	$5.03	$1.97	$1.95

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 12

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
AVERAGE MARKET REFERENCE PRICES AND DIFFERENTIALS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Feedstocks (dollars per barrel)
Brent crude oil	$75.93	$52.21	$72.67	$52.59
Brent less West Texas Intermediate (WTI) crude oil	6.23	4.05	5.81	3.18
Brent less Alaska North Slope (ANS) crude oil	0.38	0.02	0.47	0.35
Brent less Louisiana Light Sweet (LLS) crude oil	1.63	0.57	1.64	0.77
Brent less Argus Sour Crude Index (ASCI) crude oil	5.12	3.85	5.21	4.28
Brent less Maya crude oil	9.74	5.66	10.70	7.54
LLS crude oil	74.30	51.64	71.03	51.82
LLS less ASCI crude oil	3.49	3.28	3.57	3.51
LLS less Maya crude oil	8.11	5.09	9.06	6.77
WTI crude oil	69.70	48.16	66.86	49.41

Natural gas (dollars per million British Thermal Units)	2.96	2.91	3.01	3.00

Products (dollars per barrel, unless otherwise noted)
U.S. Gulf Coast:
CBOB gasoline less Brent	7.08	14.36	7.28	11.17
Ultra-low-sulfur diesel less Brent	13.91	15.89	13.72	12.67
Propylene less Brent	5.49	(1.74)	(2.62)	(0.16)
CBOB gasoline less LLS	8.71	14.93	8.92	11.94
Ultra-low-sulfur diesel less LLS	15.54	16.46	15.36	13.44
Propylene less LLS	7.12	(1.17)	(0.98)	0.61
U.S. Mid-Continent:
CBOB gasoline less WTI	16.68	19.28	15.40	15.38
Ultra-low-sulfur diesel less WTI	22.77	21.99	21.54	16.86
North Atlantic:
CBOB gasoline less Brent	10.43	17.72	9.89	12.99
Ultra-low-sulfur diesel less Brent	15.54	17.06	15.58	13.78
U.S. West Coast:
CARBOB 87 gasoline less ANS	13.52	22.11	15.05	20.63
CARB diesel less ANS	17.85	20.46	17.94	16.54
CARBOB 87 gasoline less WTI	19.37	26.14	20.39	23.46
CARB diesel less WTI	23.70	24.49	23.28	19.37
New York Harbor corn crush (dollars per gallon)	0.18	0.31	0.18	0.28

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 13

VALERO ENERGY CORPORATION
EARNINGS RELEASE TABLES
OTHER FINANCIAL DATA
(millions of dollars, except per share amounts)
(unaudited)

			September 30,	December 31,
			2018	2017
Balance sheet data
Current assets			$19,891	$19,312
Cash and cash equivalents included in current assets			3,551	5,850
Inventories included in current assets			7,501	6,384
Current liabilities			12,482	11,071
Current portion of debt and capital lease obligations included in current liabilities			199	122
Debt and capital lease obligations, less current portion			8,877	8,750
Total debt and capital lease obligations			9,076	8,872
Valero Energy Corporation stockholders’ equity			21,910	21,991

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net cash provided by operating activities and adjusted net cash provided by operating activities (g)
Net cash provided by operating activities	$496	$1,037	$2,693	$3,822
Exclude:
Changes in current assets and current liabilities	(729)	(315)	(1,174)	544
Adjusted net cash provided by operating activities	$1,225	$1,352	$3,867	$3,278

Dividends per common share	$0.80	$0.70	$2.40	$2.10

See Notes to Earnings Release Tables beginning on Table Page 15.

Table Page 14

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES

(a)
Cost of materials and other for the nine months ended September 30, 2018 includes a benefit of $170 million for the biodiesel blender’s tax credit attributable to volumes blended during 2017. The benefit was recognized in February 2018 because the legislation authorizing the credit was passed and signed into law in that month. The $170 million pre-tax benefit is included in the refining segment and includes $80 million attributable to noncontrolling interest and $90 million attributable to Valero Energy Corporation stockholders.

(b)
Effective January 1, 2018, we adopted the provisions of Accounting Standards Update 2017-07, “Compensation—Retirement Benefits (Topic 715),” which resulted in the reclassification of the non-service component of net periodic pension cost and net periodic postretirement benefit cost from operating expenses (excluding depreciation and amortization expense) and general and administrative expenses (excluding depreciation and amortization expense) to other income, net. This resulted in an increase of $10 million and $31 million in operating expenses (excluding depreciation and amortization expense) and a decrease of $4 million and $5 million in general and administrative expenses (excluding depreciation and amortization expense) for the three and nine months ended September 30, 2017, respectively.

(c)
Other operating expenses reflects expenses that are not associated with our cost of sales and include cost to repair, remediate, and restore our facilities to normal operations following a non-operating event such as a natural disaster or a major unplanned outage.

(d)
General and administrative expenses (excluding depreciation and amortization expense) for the nine months ended September 30, 2018 includes a charge of $108 million for an environmental reserve adjustment associated with certain non-operating sites.

(e)	Other income, net for the nine months ended September 30, 2018 includes a $38 million charge from the early redemption of $750 million 9.375 percent senior notes due March 15, 2019.

(f)
As a result of the Tax Cut and Jobs Act of 2017 enacted on December 22, 2017, the U.S. statutory income tax rate was reduced from 35 percent to 21 percent. Therefore, earnings from our U.S. operations for the three and nine months ended September 30, 2018 are now taxed at 21 percent, resulting in a lower effective tax rate compared to the three and nine months ended September 30, 2017.

(g)
We use certain financial measures (as noted below) in the earnings release tables and accompanying earnings release that are not defined under U.S. generally accepted accounting principles (GAAP) and are considered to be non-GAAP measures.

We have defined these non-GAAP measures and believe they are useful to the external users of our financial statements, including industry analysts, investors, lenders, and rating agencies. We believe these measures are useful to assess our ongoing financial performance because, when reconciled to their most comparable U.S. GAAP measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These non-GAAP measures should not be considered as alternatives to their most comparable U.S. GAAP measures nor should they be considered in isolation or as a substitute for an analysis of our results of operations as reported under U.S. GAAP. In addition, these non-GAAP measures may not be comparable to similarly titled measures used by other companies because we may define them differently, which diminishes their utility.

Non-GAAP measures are as follows:

◦
Adjusted net income attributable to Valero Energy Corporation stockholders is defined as net income attributable to Valero Energy Corporation stockholders excluding the items noted below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance in 2018 and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends. The basis for our belief with respect to each excluded item is provided below.

–	Blender’s tax credit - The blender’s tax credit is attributable to volumes blended during 2017 and is not related to 2018 activities, as described in note (a).

–
Texas City Refinery fire expenses - The costs incurred to respond to and assess the damage caused by the fire that occurred at the Texas City Refinery on April 19, 2018 are specific to that event and are not ongoing costs incurred in our operations.

–
Environmental reserve adjustments - The environmental reserve adjustments are attributable to sites that were shut down by prior owners and subsequently acquired by us (referred to by us as non-operating sites), as described in note (d).

Table Page 15

VALERO ENERGY CORPORATION
NOTES TO EARNINGS RELEASE TABLES (Continued)

–
Loss on early redemption of debt - The penalty and other expenses incurred in connection with the early redemption of our 9.375 percent senior notes due in March 15, 2019 (see note (e)) are not associated with the ongoing costs of our borrowing and financing activities.

◦
Adjusted earnings per common share – assuming dilution is defined as adjusted net income attributable to Valero Energy Corporation stockholders divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

◦
Refining margin is defined as refining operating income excluding the blender’s tax credit, operating expenses (excluding depreciation and amortization expense), other operating expenses, and depreciation and amortization expense. We believe refining margin is an important measure of our refining segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Ethanol margin is defined as ethanol operating income excluding operating expenses (excluding depreciation and amortization expense) and depreciation and amortization expense. We believe ethanol margin is an important measure of our ethanol segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins, which are used by industry analysts, investors, and others to evaluate our performance.

◦
Adjusted refining operating income is defined as refining segment operating income excluding the 2017 blender’s tax credit received in 2018 (see note (a)) and other operating expenses. We believe adjusted refining operating income is an important measure of our refining segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted VLP operating income is defined as VLP segment operating income excluding other operating expenses. We believe this is an important measure of our VLP segment’s operating and financial performance because it excludes items that are not indicative of that segment’s core operating performance.

◦
Adjusted net cash provided by operating activities is defined as net cash provided by operating activities excluding changes in current assets and current liabilities. We believe adjusted net cash provided by operating activities is an important measure of our ongoing financial performance to better assess our ability to generate cash to fund our investing and financing activities.

(h)
The refining segment regions reflected herein contain the following refineries: U.S. Gulf Coast- Corpus Christi East, Corpus Christi West, Houston, Meraux, Port Arthur, St. Charles, Texas City, and Three Rivers Refineries; U.S. Mid-Continent- Ardmore, McKee, and Memphis Refineries; North Atlantic- Pembroke and Quebec City Refineries; and U.S. West Coast- Benicia and Wilmington Refineries.

(i)	Primarily includes petrochemicals, gas oils, No. 6 fuel oil, petroleum coke, sulfur, and asphalt.

(j)
Valero uses certain operating statistics (as noted below) in the earnings release tables and the accompanying earnings release to evaluate performance between comparable periods. Different companies may calculate them in different ways.

All per barrel of throughput and per gallon of production amounts are calculated by dividing the associated dollar amount by the throughput volumes, production volumes, pipeline transportation throughput volumes, or terminaling throughput volumes for the period, as applicable.

Throughput volumes, production volumes, pipeline transportation throughput volumes, and terminaling throughput volumes are calculated by multiplying throughput volumes per day, production volumes per day, pipeline transportation throughput volumes per day, and terminaling throughput volumes per day (as provided in the accompanying tables), respectively, by the number of days in the applicable period.

Table Page 16